                                                                      Exhibit 12

Annual Net Rate of Return
-------------------------

     = 100 x     [(Unit Value as of End Date) - 1]
                   -------------------------
                 [(Unit Value as of Begin Date)  ]

ex:  1/1/84- 12/31/84 ROR = 100 x  [UV on 12/31/84-1]
                                    ----------------
                                   [UV on 12/31/83  ]

Effective Annual Net Rate of Return
-----------------------------------
                                            F
     =100 x      [(Unit Value as of End Date) - 1]
                   -------------------------
                 [(Unit Value at Inception)      ]

where: F = 12 (divded by) [months since inception + (Days from monthiversary to end of month/30)

                                                        F
ex:  8/26/83 - 12/31/87 = 100 x [(Unit value on 12/31/87) - 1],
                                  ----------------------
                                [(Unit Value on 8/26/83)     ]

     F =     12
          ---------
          52 + 5/30
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                            Internal Rate of Return
                            -----------------------

Net Cash Value
--------------

                              2
(1 + ROR[CV]) + (1 + ROR[CV]) + ....

           T
(1 + ROR[CV]) = Net Cash Value [T]
                ------------------
                  annual premium

where T = duration (end of year)


Death Benefit
-------------

                             2
(1 + ROR[DB]) + (1 + ROR[DB]) + ......

             T
(1 + ROR[DB]) = Death Benefit [T]
                -----------------
                 annual premium

where T = duration (end of the year)

ROR is calculated using the bisectional iterative method.